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                                                                      Exhibit 11

                          THE WILLIAMS COMPANIES, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                                Years ended December 31,
                                                       -----------------------------------------
                                                          1997            1996           1995
                                                       ----------      ----------     ----------
                                                                   (Thousands, except
                                                                    per-share amounts)
Basic earnings:
   Income from continuing operations                   $  350,500      $  362,300     $  299,400
   Preferred stock dividends:
      $2.21 cumulative preferred stock                      1,100           1,600          6,000
      $3.50 cumulative convertible preferred stock          8,700           8,800          5,800
      Effect of preferred stock exchange                       --              --          3,500
                                                       ----------      ----------     ----------
   Income from continuing operations, net of
      preferred stock dividends                           340,700         351,900        284,100
   Income from discontinued operations                         --              --      1,018,800
                                                       ----------      ----------     ----------
   Income before extraordinary loss,
      net of preferred stock dividends                    340,700         351,900      1,302,900
   Extraordinary loss                                     (79,100)             --             --
                                                       ----------      ----------     ----------
   Income applicable to common stock                   $  261,600      $  351,900     $1,302,900
                                                       ==========      ==========     ==========

Basic shares:
   Average number of common shares outstanding
      during the period                                   317,683         314,158        296,139
   Common shares attributable to deferred stock             3,501           4,890          6,668
                                                       ----------      ----------     ----------
   Total common shares                                    321,184         319,048        302,807
                                                       ==========      ==========     ==========

Basic earnings per common share:
   Income from continuing operations                   $     1.06      $     1.10     $      .94
   Income from discontinued operations                         --              --           3.36
                                                       ----------      ----------     ----------
   Income before extraordinary loss                          1.06            1.10           4.30
   Extraordinary loss                                        (.25)             --             --
                                                       ----------      ----------     ----------
   Net income                                          $      .81      $     1.10     $     4.30
                                                       ==========      ==========     ==========

Diluted earnings:
   Income from continuing operations                   $  350,500      $  362,300     $  299,400
   Preferred stock dividends:
      $2.21 cumulative preferred stock                      1,100           1,600          6,000
      Effect of preferred stock exchange                       --              --          3,500
                                                       ----------      ----------     ----------
   Income from continuing operations,
      net of preferred stock dividends                    349,400         360,700        289,900
   Income from discontinued operations                         --              --      1,018,800
                                                       ----------      ----------     ----------
   Income before extraordinary loss,
      net of preferred stock dividends                    349,400         360,700      1,308,700
   Extraordinary loss                                     (79,100)             --             --
                                                       ----------      ----------     ----------
   Income applicable to common stock                   $  270,300      $  360,700     $1,308,700
                                                       ==========      ==========     ==========
Diluted shares:
   Average number of common shares outstanding
      during the period                                   317,683         314,158        296,139
   Common shares attributable to options
      and deferred stock                                    8,139          10,122         10,038
   Dilutive preferred shares                               11,717          11,718          7,866
                                                       ----------      ----------     ----------
   Total common shares                                    337,539         335,998        314,043
                                                       ==========      ==========     ==========

Diluted earnings per common share:
   Income from continuing operations                   $     1.04      $     1.07     $      .92
   Income from discontinued operations                         --              --           3.25
                                                       ----------      ----------     ----------
   Income before extraordinary loss                          1.04            1.07           4.17
      Extraordinary loss                                     (.24)             --             --
                                                       ----------      ----------     ----------

      Net income                                       $      .80      $     1.07     $     4.17
                                                       ==========      ==========     ==========



Note: Share and per-share amounts have been restated to reflect the effect of the December 29, 1997, two-for-one common stock split and distribution.